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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of report (Date of earliest event reported): August 4, 2003


                       APPLIED GRAPHICS TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

         1-16431                                         13-3864004
(Commission File Number)                    (I.R.S. Employer Identification No.)


          450 WEST 33RD STREET
           NEW YORK, NEW YORK                             10001
(Address of Principal Executive Offices)               (Zip Code)


                                 (212) 716-6600
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT.

           On August 4, 2003 KAGT Acquisition Corp. (the "Purchaser"), a wholly-owned subsidiary of KAGT Holdings, Inc. ("Holdings"), an affiliate of funds managed by Kohlberg & Co., LLC., announced that it had completed its tender offer for Applied Graphics Technologies, Inc. ("Applied Graphics" or the "Company"), pursuant to an Agreement and Plan of Merger, dated as of June 12, 2003, by and among Applied Graphics, Purchaser and Holdings (the "Merger Agreement").

           Pursuant to the terms of the Merger Agreement, the Purchaser commenced an offer to purchase all of the issued and outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a purchase price of $0.85 per share, net to the seller in cash, without interest thereon, on the terms and subject to the conditions set forth in the Offer to Purchase, dated June 20, 2003, and in the related Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the "Offer"). The Offer expired at 5:00 p.m. EDT on August 1, 2003 and, on August 4, 2003, the Purchaser announced that it accepted for payment all shares of Common Stock tendered. Based on information provided by The Bank of New York, the depositary for the Offer (the "Depositary"), approximately 6,082,365 shares of Common Stock (or approximately 60.4% of all outstanding fully diluted (including in-the-money-options) shares of Common Stock) were validly tendered and not withdrawn pursuant to the Offer. Such Common Stock amount includes approximately 18,473 shares tendered pursuant to guaranteed delivery procedures. The Purchaser accepted for payment and notified the Depositary to pay promptly for the tendered and accepted Shares (other than those subject to guarantee of delivery or receipt of additional documentation), in accordance with the terms and subject to the conditions set forth in the Offer documents.

                     Concurrent with the closing of the tender offer, the Company completed a restructuring of its senior indebtedness. The Offer and this restructuring are part of an overall recapitalization in which the Company will also redeem all of its subordinated notes and the preference shares of a subsidiary.

           The Merger Agreement also provides that upon the first acceptance for payment of, and payment by the Purchaser for, any shares of Common Stock pursuant to the Offer, the Purchaser shall be entitled to designate persons for appointment to the Company's Board of Directors. Pursuant to this provision the Purchaser may designate for appointment to the Board of Directors persons comprising at least a majority of the Board of Directors, equal to a fraction of the Board of Directors proportionate to the percentage of outstanding shares owned by the Purchaser. Accordingly, on August 4, 2003, all of the Company's directors except for Messrs. Parker, Harris and Zucotti resigned and the following designees of the Purchaser were appointed to the Company's Board of
Directors: James A. Kohlberg, Samuel P. Frieder, Christopher Lacovara and Gordon Woodward. Information concerning these designees has previously been filed with the Securities and Exchange Commission as part of the Information Statement, pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, forming Annex A to the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

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           The Purchaser also announced its plans, pursuant to the Merger
Agreement, to acquire the remaining shares of Common Stock through a second-step merger to be effected after approval of the Merger Agreement by Applied Graphics' stockholders at a special meeting to be convened for that purpose.































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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 5, 2003


                            APPLIED GRAPHICS TECHNOLOGIES, INC.

                            By: /s/ Joseph D. Vecchiolla
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                                Name: Joseph D. Vecchiolla
                                Title: President and Chief Operating Officer


















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